BY-LAWS

                                       OF

                              DGHM INVESTMENT TRUST

                                  JULY 27, 2006








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                                Table of Contents
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ARTICLE I.  FISCAL YEAR AND OFFICES............................................1
    Section 1.  Fiscal Year....................................................1
    Section 2.  Delaware Office................................................1
    Section 3.  Other Offices..................................................1

ARTICLE II.  MEETINGS OF SHAREHOLDERS..........................................1
    Section 1.  Place of Meeting...............................................1
    Section 2.  Annual Meetings................................................1
    Section 3.  Special Meetings...............................................1
    Section 4.  Notice.........................................................2
    Section 5.  Record Date for Meetings.......................................2
    Section 6.  Quorum.........................................................2
    Section 7.  Voting.........................................................2
    Section 8.  Inspectors.....................................................3
    Section 9.  Stock Ledger and List of Shareholders..........................3
    Section 10.  Action Without Meeting........................................3

ARTICLE III.  TRUSTEES.........................................................3
    Section 1.  General Powers.................................................3
    Section 2.  Number and Term of Office......................................3
    Section 3.  Elections......................................................4
    Section 4.  Place of Meeting...............................................4
    Section 5.  Quorum.........................................................4
    Section 6.  Regular Meetings...............................................4
    Section 7.  Special Meetings...............................................4
    Section 8.  Telephone Meeting..............................................4
    Section 9.  Informal Actions...............................................4
    Section 10.  Committees....................................................4
    Section 11.  Action of Committees..........................................5
    Section 12.  Compensation..................................................5

ARTICLE IV.  NOTICES...........................................................5
    Section 1.  Form...........................................................5
    Section 2.  Waiver.........................................................5

ARTICLE V.  OFFICERS...........................................................5
    Section 1.  Executive Officers.............................................5


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                                Table of Contents
                                -----------------
                                    continued

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    Section 2.  President......................................................6
    Section 3.  Vice-President.................................................6
    Section 4.  Secretary......................................................6
    Section 5.  Assistant Secretaries..........................................6
    Section 6.  Treasurer......................................................6
    Section 7.  Assistant Treasurers...........................................6
    Section 8.  Other Officers.................................................7
    Section 9.  Compensation...................................................7
    Section 10.  Tenure........................................................7

ARTICLE VI.  SHARES OF BENEFICIAL INTEREST.....................................7
    Section 1.  Certificates...................................................7
    Section 2.  Signature......................................................7
    Section 3.  Recording and Transfer Without Certificates....................7
    Section 4.  Lost Certificates..............................................8
    Section 5.  Transfer of Shares.............................................8
    Section 6.  Registered Shareholders........................................8
    Section 7.  Transfer Agents and Registrars.................................8
    Section 8.  Stock Ledger...................................................8

ARTICLE VII.  GENERAL PROVISIONS...............................................8
    Section 1.  Custodianship..................................................8
    Section 2.  Execution of Instruments.......................................9
    Section 3.  Net Asset Value................................................9

ARTICLE VIII.  AMENDMENTS......................................................9



                                       ii

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                                     BY-LAWS

                       DGHM INVESTMENT TRUST (THE "TRUST")

                                   ARTICLE I.
                             FISCAL YEAR AND OFFICES

         Section 1. Fiscal Year. Unless otherwise provided by resolution of the Board of Trustees of the Trust ("Board" or "Board of Trustees"), the fiscal year of the Trust shall begin on the 1st day of October and end on the last day of September.

         Section 2. Delaware Office. The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a foreign corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

         Section 3. Other Offices. The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

                                  ARTICLE II.
                            MEETINGS OF SHAREHOLDERS

         Section 1. Place of Meeting. Meetings of the shareholders for the election of trustees shall be held in such place as shall be fixed by resolution of the Board of Trustees and stated in the notice of the meeting.

         Section 2. Annual Meetings. An annual meeting of shareholders (the "Annual Meeting") will not be held unless the Investment Company Act of 1940, as amended, including the rules and regulations promulgated thereunder (the "1940 Act") requires the election of trustees to be acted upon.

         Section 3. Special Meetings. Special meetings of the shareholders ("Special Meetings") may be called at any time by the President, or by a majority of the Board of Trustees, and shall be called by the Secretary upon written request of the holders of shares entitled to cast not less than twenty percent of all the votes entitled to be cast at such meeting provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on and (b) the shareholders requesting such meeting shall have paid
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to the Trust the  reasonable  estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such shareholders. No special meeting need be called upon the request of shareholders entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted on at any meeting of the shareholders held during the preceding twelve months. The foregoing provisions of this Section 3 notwithstanding a Special Meeting shall be called upon the request of the holders of at least ten percent of the votes entitled to be cast for the purpose of considering removal of a trustee from office as provided in Section 16(c) of the 1940 Act.

         Section 4. Notice. Not less than ten, nor more than ninety days before the date of every Annual or Special Meeting, the Secretary shall cause to be mailed to each shareholder entitled to vote at such meeting at his (her) address (as it appears on the records of the Trust at the time of mailing) written notice stating the time and place of the meeting and, in the case of a Special Meeting, shall be limited to the purposes stated in the notice. Notice of adjournment of a shareholders meeting to another time or place need not be given, if such time and place are announced at the meeting.

         Section 5. Record Date for Meetings. Subject to the provisions of the Declaration of Trust, the Board of Trustees may fix in advance a date not more than ninety, nor less than ten days, prior to the date of any Annual or Special Meeting as a record date for the determination of the shareholders entitled to receive notice of, and to vote at any meeting and any adjournment thereof; and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof as the case may be, notwithstanding any transfer of any stock on the books of the Trust after any such record date fixed as aforesaid.

         Section 6. Quorum. Except as otherwise provided by the 1940 Act or in the Trust's Declaration of Trust, at any meeting of shareholders, the presence in person or by proxy of the holders of record of shares issued and outstanding and entitled to vote representing more than fifty percent of the total combined net asset value of all shares issued and outstanding and entitled to vote shall constitute a quorum for the transaction of any business at the meeting.

                  If, however, a quorum shall not be present or represented at any meeting of the shareholders, the holders of a majority of the votes present or in person or by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented to a date not more than one hundred twenty days after the original record date. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 7. Voting. Each shareholder shall have one vote for each dollar (and a fractional vote for each fractional dollar) of the net asset value of each share (including fractional shares) held by such shareholder on the record date set pursuant to Section 5 on each matter submitted to a vote at a meeting of shareholders. For purposes of this Section and Section 6 of this Article II,

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net asset value shall be  determined  pursuant to Section 3 Article VII of these
Bylaws as of the record date for such meeting set pursuant to Section 5. There shall be no cumulative voting in the election of trustees. Votes may be made in person or by proxy.

                  At all meetings of the shareholders, a quorum being present, all matters shall be decided by majority of the votes entitled to be cast held by shareholders present in person or by proxy, unless the question is one for which by express provision of the laws of the State of Delaware, the 1940 Act, as from time to time amended, or the Declaration of Trust, a different vote is required, in which case such express provision shall control the decision of such question. At all meetings of shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

         Section 8. Inspectors. At any election of trustees, the Board of Trustees prior thereto may, or, if they have not so acted, the Chairman of the meeting may appoint one or more inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken.

         Section 9. Stock Ledger and List of Shareholders. It shall be the duty of the Secretary or Assistant Secretary of the Trust to cause an original or duplicate share ledger to be maintained at the office of the Trust's transfer agent. Such share ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

         Section 10. Action Without Meeting. Any action to be taken by shareholders may be taken without a meeting if a majority of the shares entitled to vote on the matter (or such larger proportion thereof as required by law) consent to the action in writing and the written consents are filed with the records of the meetings of shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of shareholders.

                                  ARTICLE III.
                                    TRUSTEES

         Section 1. General Powers. The business of the Trust shall be managed under the direction of its Board of Trustees, which may exercise all powers of the Trust, except such as are by statute, or the Declaration of Trust, or by these Bylaws conferred upon or reserved to the shareholders.

         Section 2. Number and Term of Office. The number of trustees which shall constitute the whole Board shall be determined from time to time by the Board of Trustees, but shall not be fewer than the minimum number permitted by

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applicable  laws, nor more than fifteen.  Each trustee elected shall hold office until his successor is elected and qualified. Trustees need not be shareholders.

         Section 3. Elections. Provided a quorum is present, the trustees shall be elected by the vote of a plurality of the votes present in person or by proxy, except that any vacancy on the Board of Trustees may be filled by a majority vote of the Board of Trustees, although less than a quorum, subject to the requirements of Section 16 of the 1940 Act.

         Section 4. Place of Meeting. Meetings of the Board of Trustees, regular or special, may be held at any place as the Board may from time to time determine.

         Section 5. Quorum. At all meetings of the Board of Trustees, one-third of the entire Board of Trustees shall constitute a quorum for the transaction of business provided that in no case may a quorum be less than two persons. The action of a majority of the trustees present at any meeting at which a quorum is present shall be the action of the Board of Trustees unless the concurrence of a greater proportion is required for such action by the 1940 Act, these Bylaws or the Declaration of Trust. If a quorum shall not be present at any meeting of trustees, the trustees present thereat may by a majority vote adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

         Section 6. Regular Meetings. Regular meetings of the Board of Trustees may be held without additional notice at such time and place as shall from time to time be determined by the Board of Trustees provided that notice of any change in the time or place of such meetings shall be sent promptly to each trustee not present at the meeting at which such change was made in the manner provided for notice of special meetings.

         Section 7. Special Meetings. Special meetings of the Board of Trustees may be called by the President or any two trustees on one day's notice to each trustee.

         Section 8. Telephone Meeting. Members of the Board of Trustees or a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

         Section 9. Informal Actions. Any action required or permitted to be taken at any meeting of the Board of Trustees or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

         Section 10. Committees. The Board of Trustees may by resolution passed by a majority of the entire Board appoint from among its members an Audit Committee and other committees composed of two or more trustees, and may delegate to such committees, in the intervals between meetings of the Board of Trustees, any or all of the powers of the Board of Trustees in the management of the business and affairs of the Trust.

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         Section 11.  Action of  Committees.  In the  absence of an  appropriate resolution of the Board of Trustees, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two trustees. The committees shall keep minutes of their proceedings and shall report the same to the Board of Trustees at the meeting next succeeding, and any action by the committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration. In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

         Section 12. Compensation. Any trustee, whether or not he is a salaried officer or employee of the Trust, may be compensated for his services as trustee or as a member of a committee of trustees, or as chairman of a committee by fixed periodic payments or by fees for attendance at meetings or by both, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Trustees may from time to time determine.

                                   ARTICLE IV.
                                     NOTICES

         Section 1. Form. Notices to shareholders shall be in writing and delivered personally or mailed to the shareholders at their addresses appearing on the books of the Trust. Notices to trustees shall be oral or by telephone or facsimile or in writing delivered personally or mailed to the trustees at their addresses appearing on the books of the Trust. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Subject to the provisions of the 1940 Act, notice to trustees need not state the purpose of a regular or special meeting.

         Section 2. Waiver. Whenever any notice of the time, place or purpose of any meeting of shareholders, trustees or a committee is required to be given under the provisions of the Declaration of Trust or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of shareholders in person or by proxy, or at the meeting of trustees or a committee in person, shall be deemed equivalent to the giving of such notice to such persons.

                                   ARTICLE V.
                                    OFFICERS

         Section 1. Executive Officers. The officers of the Trust shall be chosen by the Board of Trustees and shall include a President, a Secretary and a Treasurer. The Board of Trustees may, from time to time, elect or appoint other

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officers,  including  one or more Vice  Presidents,  Assistant  Secretaries  and
Assistant Treasurers. The same person may hold two or more offices, except that no person shall be both President and Vice-President.

         Section 2. President. The President shall be the chief executive officer of the Trust. The President shall see that all orders and resolutions of the Board are carried into effect. The President shall also be the chief administrative officer of the Trust and shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.

         Section 3. Vice-President. The Vice-Presidents, in order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Trustees or the President may from time to time prescribe.

         Section 4. Secretary. The Secretary shall attend all meetings of the Board of Trustees and all meetings of the shareholders and record all the proceedings thereof and shall perform like duties for any committee when required. He shall give, or cause to be given, notice of meetings of the shareholders and of the Board of Trustees, shall have charge of the records of the Trust, including the stock books, and shall perform such other duties as may be prescribed by the Board of Trustees or Chief Executive Officer, under whose supervision he shall be. He shall keep in safe custody the seal of the Trust and, when authorized by the Board of Trustees, shall affix and attest the same to any instrument requiring it. The Board of Trustees may give general authority to any other officer to affix the seal of the Trust and to attest the affixing by his signature.

         Section 5. Assistant Secretaries. The Assistant Secretaries (if any) in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Trustees shall prescribe.

         Section 6. Treasurer. The Treasurer, unless another officer has been so designated, shall be the chief financial officer of the Trust. He shall have general charge of the finances and books of account of the Trust. Except as otherwise provided by the Board of Trustees, he shall have general supervision of the funds and property of the Trust and of the performance by the custodian of its duties with respect thereto. He shall render to the Board of Trustees, whenever directed by the Board, an account of the financial condition of the Trust and of all his transactions as Treasurer. He shall cause to be prepared annually a full and correct statement of the affairs of the Trust, including a balance sheet and a statement of operations for the preceding fiscal year. He shall perform all the acts incidental to the office of Treasurer, subject to the control of the Board of Trustees.

         Section 7. Assistant Treasurers. The Assistant Treasurers (if any), in order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Trustees may from time to time prescribe.

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

         Section 8. Other Officers. The Board of Trustees from time to time may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise powers and perform such duties as shall be determined from time to time by the Board. The Board of Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

         Section 9. Compensation. The salaries or other compensation of all officers and agents of the Trust shall be fixed by the Board of Trustees, except that the Board of Trustees may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 8 of this Article V.

         Section 10. Tenure. The officers of the Trust shall serve at the pleasure of the Board of Trustees. Any officer or agent may be removed by the affirmative vote of a majority of the Board of Trustees whenever, in its judgment, the best interests of the Trust will be served thereby. In addition, any officer or agent appointed pursuant to Section 3 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Trustees. Any vacancy occurring in any office of the Trust by death, resignation, removal or otherwise shall be filled by the Board of Trustees, unless the vacancy is any subordinate office appointed pursuant to
Section 8, in which case the vacancy may be filled by the officer delegated with such power of appointment has been conferred by the Board of Trustees on any other officer.

                                  ARTICLE VI.
                          SHARES OF BENEFICIAL INTEREST

         Section 1. Certificates. A certificate or certificates representing and certifying the class and the full, but not fractional, number of shares of beneficial interest owned by each shareholder in the Trust shall not be issued except as the Board of Trustees may otherwise determine from time to time. Any such certificate issued shall be signed by facsimile signature or otherwise by the President or a Vice-President and counter-signed by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

         Section 2. Signature. In case any officer who has signed any certificate ceases to be an officer of the Trust before the certificate is issued, the certificate may nevertheless be issued by the Trust with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

         Section 3. Recording and Transfer Without Certificates. The Trust shall have the full power to participate in any program approved by the Board of Trustees providing for the recording and transfer of ownership of the Trust's shares by electronic or other means without the issuance of certificates.

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

         Section 4. Lost Certificates. The Board of Trustees may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to have been stolen, lost or destroyed, or upon other satisfactory evidence of such theft, loss or destruction and may in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to give the Trust a bond with sufficient surety, to the Trust to indemnify it against any loss or claim that may be made by reason of the issuance of a new certificate.

         Section 5. Transfer of Shares. Transfers of shares of beneficial interest of the Trust shall be made on the books of the Trust by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Trust) (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares, or (ii) as otherwise prescribed by the Board of Trustees. Every certificate exchanged, surrendered for redemption or otherwise returned to the Trust shall be marked "Canceled" with the date of cancellation.

         Section 6. Registered Shareholders. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law or the Declaration of Trust.

         Section 7. Transfer Agents and Registrars. The Board of Trustees may, from time to time, appoint or remove transfer agents and or registrars of the Trust, and they may appoint the same person as both transfer agent and registrar. Upon any such appointment being made, all certificates representing shares of beneficial interest thereafter issued shall be countersigned by such transfer agent and shall not be valid unless so countersigned.

         Section 8. Stock Ledger. The Trust shall maintain an original stock ledger containing the names and addresses of all shareholders and the number and class of shares held by each shareholder. Such stock ledger may be in written form or any other form capable of being converted into written form within reasonable time for visual inspection.

                                  ARTICLE VII.
                               GENERAL PROVISIONS

         Section 1. .Custodianship. Except as otherwise provided by resolution of the Board of Trustees, the Trust shall place and at all times maintain in the custody of a custodian (including any sub-custodian for the custodian) all

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

funds, securities and similar investments owned by the Trust. Subject to the approval of the Board of Trustees, the custodian may enter into arrangements with securities depositories, provided such arrangements comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

         Section 2. Execution of Instruments. All deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Trust shall be signed by a Trustee, the President, the Secretary, the Treasurer, a Vice President, an Assistant Secretary, an Assistant Treasurer or any other person authorized by the Board of Trustees.

         Section 3. Net Asset Value. The net asset value per share shall be determined separately as to each class and each series of the Trust's shares, by dividing the sum of the total market value of the class's investments and other assets, less any liabilities, by the total outstanding shares of such class, subject to the 1940 Act and any other applicable Federal securities law or rule or regulation currently in effect.

                                 ARTICLE VIII.
                                   AMENDMENTS

         The Board of Trustees shall have the power to make, alter and repeal the Bylaws of the Trust.













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